Exhibit 99.1

Bumble Inc. Announces Third Quarter 2021 Results

Total Revenue Increased 24% to $201 million

Bumble App Revenue Increased 39% to $142 million

Raising Full Year 2021 Revenue and Adjusted EBITDA Outlook

AUSTIN, Texas, Nov. 10, 2021 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble and Badoo, today reported financial results for the third quarter ended September 30, 2021.

“In the third quarter, we delivered strong revenue growth and successful execution across our strategic priorities including driving user engagement, expanding into new markets, launching innovative product and safety features, and improving our overall monetization,” said Whitney Wolfe Herd, Founder and CEO of Bumble. “We will continue to provide our customers with differentiated, innovative and compelling ways to find the connections they seek and to advance our mission of creating healthy and equitable relationships.”

Third Quarter 2021 Financial and Operational Highlights:

(All comparisons relative to the Third Quarter 2020)

•
Total revenue increased 24% to $200.5 million.
o
Bumble App Revenue grew 39% to $142.5 million.
o
Badoo App and Other Revenue declined 3% to $58.0 million.
•
Total paying users increased to 2.9 million.
•
Total average revenue per paying user ("ARPPU") increased to $22.97, compared to $19.38.
•
Net loss was $10.7 million and net loss margin was (5.3)%, compared to net loss of $22.8 million and net loss margin of (14.1)%.
•
Adjusted EBITDA was $54.5 million, or 27.2% of revenue, compared to $53.7 million, or 33.1% of revenue.

“Our strong results reflect continued growth in paying users and ARPPU. We also grew adjusted EBITDA year over year while continuing to make disciplined investments in product, marketing, and our people,” added Anu Subramanian, CFO of Bumble. “We believe we are well positioned for the fourth quarter, given our ongoing product and market leadership combined with the operating leverage in our cost structure. Based on these factors, we are raising our full year 2021 outlook for both revenue and adjusted EBITDA.”

Key Operating Metrics:

(In thousands, except ARPPU)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Key Operating Metrics
Bumble App Paying Users	1,532.6	1,282.1
Badoo App and Other Paying Users	1,333.4	1,457.7
Total Paying Users	2,866.0	2,739.8
Bumble App Average Revenue per Paying User	$30.99	$26.67
Badoo App and Other Average Revenue per Paying User	$13.75	$12.98
Total Average Revenue per Paying User	$22.97	$19.38

Balance Sheet:

As of September 30, 2021, total cash and cash equivalents were $291.6 million and total debt was $623.6 million.

Financial results will not be final until Bumble files its quarterly report on Form 10-Q for the period. Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

Bumble anticipates total revenue and adjusted EBITDA for the fourth quarter and year ending December 31, 2021 to be:

Fourth quarter 2021:

• Total revenue in the range of $208 to $211 million.

• Adjusted EBITDA in the range of $53 to $55 million.

Full year 2021:

• Total revenue in the range of $765 to $768 million.

• Adjusted EBITDA in the range of $205 to $207 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

With regards to the adjusted EBITDA outlook provided above, a reconciliation to GAAP net earnings (loss) has not been provided as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Conference Call and Webcast Information

Bumble will host a conference call and live webcast to discuss its third quarter 2021 financial results at 4:30 p.m. Eastern Time today, November 10, 2021. To listen to the live conference call, please dial toll free (833) 362-0206 or international (914) 987-7675, access code 1288039, approximately 10 minutes prior to the start of the call. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Bumble App Average Revenue per Paying User is calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Bumble App Paying User is a user that has purchased or renewed a Bumble subscription plan and/or made an in-app purchase on the Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User is calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on the Badoo app in a given month (or made a purchase on one of our other apps that we owned and operated in a given month, or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Predecessor refers to Worldwide Vision Limited and its consolidated subsidiaries. Worldwide Vision Limited operated the trade of Bumble Inc. prior to the consummation of the acquisition (the “Sponsor Acquisition”) on January 29, 2020 of a majority stake in Worldwide Vision Limited by a group of investment funds managed by Blackstone Inc.

Successor refers to Buzz Holdings L.P. and its consolidated subsidiaries from the Sponsor Acquisition to the initial public offering on February 16, 2021 and to Bumble Inc. and its consolidated subsidiaries after the initial public offering.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and external investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement benefit, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and external investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement benefit.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the Coronavirus Disease 2019 (“COVID-19”) on our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees

•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including successful expansion into new markets
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, political unrest, armed conflicts or natural disasters

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble and Badoo, two of the world’s highest-grossing dating apps with millions of users worldwide. The Bumble platform enables people to connect and build equitable and healthy relationships. Founded by CEO Whitney Wolfe Herd in 2014, the Bumble app is one of the first dating apps built with women at the center, and the Badoo app, which was founded in 2006, is one of the pioneers of web and mobile dating products. Bumble currently employs over 800 people in offices in Austin, Barcelona, London, and Moscow.

For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$291,575	$128,029
Accounts receivable	44,953	41,595
Other current assets	83,540	81,387
Total current assets	420,068	251,011
Right-of-use assets	11,700	11,711
Lease receivable	1,106	1,069
Property and equipment, net	13,942	16,833
Goodwill	1,540,112	1,540,915
Intangible assets, net	1,743,389	1,812,410
Deferred tax assets, net	14,654	—
Other noncurrent assets	4,238	3,319
Total assets	$3,749,209	$3,637,268
LIABILITIES AND BUMBLE INC. SHAREHOLDERS’ / BUZZ HOLDINGS L.P. OWNERS’ EQUITY
Accounts payable	$11,536	$23,741
Deferred revenue	39,042	31,269
Accrued expenses and other current liabilities	104,760	180,986
Current portion of long-term debt, net	2,588	5,338
Total current liabilities	157,926	241,334
Long-term debt, net	620,998	820,876
Deferred tax liabilities, net	—	428,087
Tax receivable agreement liability	381,152	—
Other liabilities	125,346	62,190
Total liabilities	$1,285,422	$1,552,487
Commitments and contingencies
Bumble Inc. Shareholders’ / Buzz Holdings L.P. Owners’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,241,580 shares issued; and 129,241,580 shares outstanding as of September 30, 2021)	1,292	—
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of September 30, 2021)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of September 30, 2021)	—	—
Limited Partners’ interest	—	1,903,121
Additional paid-in capital	1,470,451	—
Accumulated deficit	(42,813)	—
Accumulated other comprehensive income	173,229	180,852
Total Bumble Inc. shareholders’ / Buzz Holdings L.P. owners’ equity	1,602,159	2,083,973
Noncontrolling interests	861,628	808
Total shareholders’ / owners’ equity	2,463,787	2,084,781
Total liabilities and shareholders’ / owners’ equity	$3,749,209	$3,637,268

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share / unit information)

(Unaudited)

	Successor				Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Period from January 29, through September 30, 2020	Period from January 1, through January 28, 2020
Revenue	$200,509	$162,300	$557,439	$376,587	$39,990
Operating costs and expenses:
Cost of revenue	56,627	43,523	155,171	102,017	10,790
Selling and marketing expense	55,105	37,744	151,654	104,511	11,157
General and administrative expense	45,726	47,958	215,631	128,120	44,907
Product development expense	24,231	12,860	84,197	29,915	4,087
Depreciation and amortization expense	27,022	25,404	80,882	65,749	408
Total operating costs and expenses	208,711	167,489	687,535	430,312	71,349
Operating earnings (loss)	(8,202)	(5,189)	(130,096)	(53,725)	(31,359)
Interest income (expense)	(5,962)	(4,919)	(19,612)	(14,704)	50
Other income (expense), net	3,773	4,021	15,495	3,474	(882)
Income (loss) before income taxes	(10,391)	(6,087)	(134,213)	(64,955)	(32,191)
Income tax benefit (provision)	(280)	(16,737)	435,837	(19,143)	(365)
Net earnings (loss)	(10,671)	(22,824)	301,624	(84,098)	(32,556)
Net earnings (loss) attributable to noncontrolling interests	(3,786)	(35)	(26,198)	(99)	1,917
Net earnings (loss) attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners	$(6,885)	$(22,789)	$327,822	$(83,999)	$(34,473)
Net earnings (loss) per share / unit attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners
Basic earnings (loss) per share / unit	$(0.06)	$(0.01)	$1.60	$(0.03)
Diluted earnings (loss) per share / unit	$(0.06)	$(0.01)	$1.56	$(0.03)

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Successor				Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Period from January 29, through September 30, 2020	Period from January 1, through January 28, 2020
Cash flows from operating activities:
Net earnings (loss)	$(10,671)	$(22,824)	$301,624	$(84,098)	$(32,556)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,022	25,404	80,882	65,749	408
Changes in fair value of interest rate swaps	(46)	1,828	(2,789)	1,828	—
Changes in fair value of contingent earn-out liability	5,221	19,100	77,659	19,100	—
Non-cash lease expense	1,390	1,323	4,247	3,585	410
Deferred income tax	30	16,460	(441,811)	22,046	26
Stock-based compensation expense	23,763	8,942	99,502	13,118	4,156
Net foreign exchange difference	556	(180)	(6,865)	4,981	(198)
Other, net	603	2,143	4,478	2,531	31
Changes in assets and liabilities:
Accounts receivable	20,784	(6,710)	(4,954)	(9,196)	(17,599)
Other current assets	155	(9,435)	(5,284)	(23,688)	(2,175)
Accounts payable	(4,509)	6,458	(13,124)	(6,679)	12,984
Deferred revenue	1,713	4,889	7,773	20,690	289
Legal liabilities	(8,004)	(9,645)	(45,631)	(13,125)	(521)
Accrued expenses and other current liabilities	(13,432)	(1,899)	(42,525)	(15,807)	31,439
Other, net	318	986	271	6	—
Net cash provided by (used in) operating activities	44,893	36,840	13,453	1,041	(3,306)
Cash flows from investing activities:
Capital expenditures	(3,836)	(2,347)	(9,388)	(5,779)	(1,045)
Acquisition of business, net of cash acquired	—	—	—	(2,801,262)	—
Other, net	28	(316)	31	(447)	16
Net cash used in investing activities	(3,808)	(2,663)	(9,357)	(2,807,488)	(1,029)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	—	2,358,371	—	—
Payments to purchase and retire common stock	—	—	(1,018,365)	—	—
Purchase of Common Units from Pre-IPO Common Unitholders in the initial public offering	—	—	(973,289)	—	—
Proceeds from exercise of options	545	—	545	—	—
Proceeds from repayments of loans to related companies	—	—	—	41,929	—
Debt issuance costs	—	—	—	(16,281)	—
Limited Partners’ interest	—	553	—	2,334,785	—
Proceeds from term loan	—	—	—	575,000	—
Repayment of term loan	(1,438)	(1,470)	(207,534)	(2,875)	—
Net cash provided by (used in) financing activities	(893)	(917)	159,728	2,932,558	—
Effects of exchange rate changes on cash and cash equivalents	(638)	3,034	(535)	(3,685)	813
Net increase (decrease) in cash and cash equivalents and restricted cash	39,554	36,294	163,289	122,426	(3,522)
Cash and cash equivalents and restricted cash, beginning of the period	252,021	140,059	128,286	53,927	57,449
Cash and cash equivalents and restricted cash, end of the period	291,575	176,353	291,575	176,353	53,927
Less restricted cash	—	258	—	258	258
Cash and cash equivalents, end of the period	$291,575	$176,095	$291,575	$176,095	$53,669

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

	Successor				Predecessor
(In thousands, except percentages)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Period from January 29, through September 30, 2020	Period from January 1, 2020 through January 28, 2020
Net earnings (loss)	$(10,671)	$(22,824)	$301,624	$(84,098)	$(32,556)
Add back:
Income tax (benefit) provision	280	16,737	(435,837)	19,143	365
Interest (income) expense	5,962	4,919	19,612	14,704	(50)
Depreciation and amortization	27,022	25,404	80,882	65,749	408
Stock-based compensation expense	23,763	8,942	99,502	13,118	336
Employer costs related to stock-based compensation (1)	2,438	—	2,438	—	—
Litigation costs, net of insurance reimbursements (2)	2,019	(8,365)	3,794	(7,365)	—
Foreign exchange (gain) loss (3)	(2,011)	3,964	(10,650)	4,921	523
Changes in fair value of interest rate swaps(4)	(46)	1,828	(2,789)	1,828	—
Transaction and other costs(5)	2,208	3,996	18,232	51,848	40,345
Changes in fair value of contingent earn-out liability	5,221	19,100	77,659	19,100	—
Changes in fair value of external investments	(14)	—	(333)	—	—
Tax receivable agreement liability remeasurement benefit (6)	(1,687)	—	(1,687)	—	—
Adjusted EBITDA	$54,484	$53,701	$152,447	$98,948	$9,371
Net earnings (loss) margin(7)	(5.3)%	(14.1)%	54.1%	(22.3)%	(81.4)%
Adjusted EBITDA margin	27.2%	33.1%	27.3%	26.3%	23.4%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs, net of insurance reimbursements associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents legal, accounting, advisory fees and certain other costs related to our offerings, including the Sponsor Acquisition, our IPO and the Reorganization, and the secondary offering.
(6)
Represents changes in tax receivable agreement liability due to tax rate changes and unrelated to exchanges of Common Units for Class A shares.
(7)
Net earnings margin for the nine months ended September 30, 2021 includes a $441.5 million tax benefit related to the reversal of a deferred tax liability due to a restructuring of the Company’s international operations.

Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

	Successor				Predecessor
(In thousands, except percentages)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Period from January 29, through September 30, 2020	Period from January 1, 2020 through January 28, 2020
Net cash provided by (used in) operating activities	$44,893	$36,840	$13,453	$1,041	$(3,306)
Less:
Capital expenditures	(3,836)	(2,347)	(9,388)	(5,779)	(1,045)
Free cash flow	$41,057	$34,493	$4,065	$(4,738)	$(4,351)
Operating cash flow conversion	(420.7)%	(161.4)%	4.5%	(1.2)%	10.2%
Free cash flow conversion	75.4%	64.2%	2.7%	(4.8)%	(46.4)%

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

	Successor				Predecessor
(In thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Period from January 29, through September 30, 2020	Period from January 1, through January 28, 2020
Cost of revenue	$808	155	$3,019	$174	$—
Selling and marketing expense	2,545	721	10,186	805	75
General and administrative expense	11,287	5,341	49,155	9,093	3,997
Product development expense	9,123	2,725	37,142	3,046	84
Total stock-based compensation expense	$23,763	$8,942	$99,502	$13,118	$4,156